UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2023

PennyMac Mortgage Investment Trust

 (Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value	PMT	New York Stock Exchange
8.125% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PA	New York Stock Exchange
8.00% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PB	New York Stock Exchange
6.75% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Trustee.  On April 19, 2023, the Board of Trustees (the “Board”) of PennyMac Mortgage Investment Trust (the “Company”) elected Donna Corley as an independent Class I Trustee effective as of June 1, 2023. Ms. Corley will serve until the Company’s next annual meeting of shareholders in the year indicated for such trustee’s class and until her successor is duly elected and qualified or until her earlier death, resignation or removal. Ms. Corley will also serve as the chair of the Finance Committee and as a member of the Risk Committee.

In consideration for her services as a trustee, Ms. Corley will be entitled to receive compensation on the same terms and in the same amounts as the other independent trustees.  Accordingly, Ms. Corley will receive an annual base retainer of $90,000, annual committee retainers of $7,750 for serving on each of the Finance and the Risk Committees, and $10,750 for serving as the chair of the Finance Committee.

In connection with her election to the Board, Ms. Corley will receive on June 1, 2023 a one-time equity grant of $105,000 in restricted share units under the Company’s 2019 Equity Incentive Plan with such amount to be prorated based on days of service on the Board during the annual equity award cycle. The restricted share units shall vest annually on the first anniversary of the grant date, subject to continued service through such vesting date, and is entitled to dividend equivalents throughout the vesting period. In addition, Ms. Corley will enter into an indemnification agreement with the Company in the same form that the Company has entered into with its other trustees.  There are no other arrangements or understandings pursuant to which Ms. Corley was elected as a trustee, and there are no related party transactions between the Company and Ms. Corley.

Departure of Trustee.  On April 17, 2023, Marianne Sullivan notified the Company that she was stepping down from the Company’s Board effective June 1, 2023.  She is stepping down due to her other professional commitments and demands on her time, and not due to any disagreement with the Company on any matter related to the Company's operations, policies or practices.

Item 8.01    Other Events.

On April 20, 2023, the Company also issued a press release announcing the election of Ms. Corley as referenced in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 20, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: April 20, 2023	/s/ Daniel S. Perotti
Daniel S. Perotti Senior Managing Director and Chief Financial Officer